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                                                                   EXHIBIT 23.10

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 20, 1999 relating to the financial statements of Esoterica-Novas Tecnologias de Informacao SA, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers - Auditores e Consultores, Lda

Lisbon, Portugal
December 29, 1999